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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our reports dated March 1, 2010, with respect to the consolidated balance sheets of Lexington Realty Trust and subsidiaries (the "Company") as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference herein and to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-3. Our report on the financial statements and related financial statement schedule refers to the 2008 financial statements of Lex-Win Concord LLC ("Concord"), a 50 percent-owned investee company, which were audited by other auditors whose report was furnished to us, and the fact that our opinion on the Company's consolidated financial statements as of and for the year ended December 31, 2008, insofar as it relates to the amounts included for Concord, is based solely on the report of the other auditors.

/s/ KPMG LLP

New York, New York
May 14, 2010

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM